EXHIBIT 77 (C)

                 MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS


VOTING RESULTS OF THE MATTERS SUBMITTED TO A VOTE OF THE PAX WORLD BALANCED FUND
           SHAREHOLDERS AT THE PAX WORLD BALANCED FUND ANNUAL MEETING
                       OF SHAREHOLDERS HELD JUNE 13, 2002.

             Quorum Needed: 50%; Outstanding Shares Present: 51.14%

 BOARD OF DIRECTORS: To elect a Board of eight Directors, each to hold office until the next Annual Meeting of the Shareholders of the Fund or until a successor shall have been chosen and shall have qualified.
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                                                              % NO
 DIRECTOR/TRUSTEE                      % FOR    % WITHHELD    VOTE      PASSED
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 CARL H. DOERGE, JR.                   95.00    2.60          2.40      Yes
 THOMAS W. GRANT                       93.22    4.38          2.40      Yes
 JAMES M. LARGE, JR.                   94.33    3.27          2.40      Yes
 JOY L. LIECHTY                        95.37    2.23          2.40      Yes
 LAURENCE A. SHADEK                    93.06    4.54          2.40      Yes
 SANFORD C. SHERMAN                    95.15    2.45          2.40      Yes
 NANCY S. TAYLOR                       95.21    2.39          2.40      Yes
 ESTHER J. WALLS                       95.14    2.46          2.40      Yes



SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS: To ratify
the selection by the Board of Directors of Pannell Kerr
Forster PC as the independent public accountants of the
Fund for the year ending December 31, 2002.
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% FOR       % AGAINST       % ABSTAIN       % NO VOTE     PASSED
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93.31       1.27            3.02            2.40          Yes



IN THEIR DISCRETION, ON ALL OTHER BUSINESS: To transact
such other business as may properly come before such
annual meeting or any adjournment thereof.
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% FOR       % AGAINST       % ABSTAIN       % NO VOTE     PASSED
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87.54       3.53            6.53            2.40          Yes